Exhibit 99.1
For further information, contact:
Ashley Ammon MacFarlane/Brian Prenoveau, CFA
ICR, Inc. for TRM Corporation
Office: (203) 682-8200
TRM Corporation Announces Delisting of Shares from the NASDAQ Global Market
PORTLAND, Oregon, April 21, 2008 — TRM Corporation (Nasdaq: TRMM) today announced its plans to withdraw its request for hearing and have its shares of common stock delisted from the NASDAQ Global Market. The Company is undertaking this process following the March 19, 2008 notice that shares of TRMM no longer met the minimum price requirement of the NASDAQ Global Market. TRM expects that the delisting of its shares will become effective on April 23, 2008.
“The terms of our recent transactions make it impossible for us to remain on the NASDAQ,” said Richard Stern, TRM’s President and CEO. “We believe it is more beneficial for us to solve our outstanding financial issues and complete the acquisition of Access to Money rather that focus on our eligibility to remain listed on the NASDAQ. We are a much stronger company today compared to previously and by completing these transactions, I believe we are taking the right steps to ensure the long-term sustainability, viability and success of the Company.”
The Company expects the delisting to be effective on or about April 23, 2008. Thereafter, TRM’s common stock will be eligible for quotation on the Pink Sheets LLC, an electronic quotation service through which participating broker-dealers can make markets and enter orders to buy and sell shares of companies. At least one registered broker-deal has indicated an intention to sponsor the Company’s shares on the Pink Sheets and to act as a market maker following delisting. The Company was advised by the Financial Industry Regulatory Authority (“FINRA”) that the trading symbol for the Company’s common stock will be made available on or about April 23, 2008, and the Company will issue another press release at such time to inform investors of the trading symbol. Investors can inquire about trading on the Pink Sheets by contacting their financial consultants or by visiting http://www.pinksheets.com/index.jsp.
The Company will host a conference call to discuss these developments as well as to discuss current business initiatives, including its recent acquisition of Access to Money. Investors may participate in the conference call on Wednesday, April 23, 2008, at 10:00 a.m. ET. The call can be accessed by dialing (888) 254-3590 or (913) 981-5597 for international callers. A replay will be available at 1:00 p.m. ET and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the pin number is 4093661. The replay will be available until April 30, 2008.
About TRM Corporation

TRM Corporation is a consumer services company that provides convenience ATM services in high-traffic consumer environments. TRM’s ATM customer base is widespread, with retailers throughout the United States.

Forward-Looking Statements
Statements made in this news release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, such as consumer demand for our services; access to capital; changes in interest rates; maintaining satisfactory relationships with our banking partners; our ability to continue to reduce attrition in our existing ATM estate and to add new ATMs; technological change; our ability to control costs and expenses; competition and our ability to successfully implement our acquisition strategy. Additional information on these factors, which could affect our financial results, is included in our annual report on Form 10-K for the fiscal year ended December 31, 2007 under the caption “Risk Factors” and elsewhere in such report. Finally, there may be other factors not mentioned above or included in our SEC filings that could cause actual results to differ materially from those contained in any forward-looking statement. Undue reliance should not be placed on any forward-looking statement, which reflects management’s analysis only as of the date of the statement. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by applicable law.
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